A.C. Simmonds and Sons Inc 10-Q

Exhibit 10.8

SHARE PURCHASE AGREEMENT

THIS AGREEMENT made the 20h day of May, 2014

B E T W E E N:

SAM SINISI, an individual residing at the City of Brampton, Province of Ontario (hereinafter called “Sam”)

-and-

ITALO SINISI, an individual residing at the City of Toronto, Province of Ontario (hereinafter called “Italo”)

-and-

DIRECT REEFER SERVICES INC.. a corporation incorporated pursuant to the laws of the Province of Ontario (hereinafter called “Seller”)

-and-

BLVD HOLDINGS, INC., a corporation incorporated pursuant to the laws of the State of Nevada and all assigns, successors, heirs etc. (hereinafter called “the Purchaser”)

WHEREAS, Seller is in the refrigerated food transportation business;

AND WHEREAS, Sam and Italo are the sole shareholders of Seller;

AND WHEREAS Sam and Italo have agreed to sell and transfer all their shares in Seller (the “Shares”) to the Purchaser, and the Purchaser has agreed to purchase the Shares for the purchase price set out herein;

AND WHEREAS, the Seller consents to share sale and transfer contemplated herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained the parties hereto agree as follows:

Article 1 - INTERPRETATION

1.01	Definitions

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

(a)	“Agreement” means this agreement and all amendments made hereto by written agreement between the Vendor and the Purchaser;

(b)	“Business Day” means a day other than a Saturday, Sunday or statutory holiday in Ontario;

(c)	“Closing” and “Time of Closing” means 10:00 a.m. (Toronto time) on the Closing Date;

(d)	“Closing Date” means on or before May 20th, 2014 or such other date as may be agreed to in writing between the Vendor and the Purchaser;

(e)	“Convertible Preferred Shares” means convertible preferred shares of the Purchaser having a value of $10 per share at Closing vesting at a 6% coupon rate, non-cumulative, paid in arrears annually and shall not be convertible before the first anniversary of issuance;

(f)	“Financial Statements” means the audited financial statements Seller for the period ended April 30, 2014;

(g)	“Purchase Price” has the meaning set out in Section 2.01(1);

(h)	“Representation Date” May 1, 2014;

(i)	“Shares” means all shares whatsoever of the Seller;

(j)	“Vendor” means Sam and Italo.

1.02	Headings

The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.03	Extended Meanings

In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

1.04	Currency

All references to currency herein are to lawful money of the United States unless otherwise specified.

Article 2 - PURCHASE AND SALE

2.01	Purchase and Sale and Purchase Price

(1)         The Vendor shall sell any and all of their respective shares in Seller to the Purchaser and the Purchaser shall purchase the Shares from the Vendor for 72,000 Convertible Preferred Shares of the Purchaser (hereinafter referred to as the “Purchase Price”) as per 1.01 (e);

(2)         The 72,000 Convertible Preferred Shares shall be divided as follows: 50,000 shares to Italo and 22,000 to Sam;

(3)         The Purchase Price shall be paid and satisfied by delivery to the Vendor of a share certificate or certificates duly endorsed for transfer to the Vendor at the Time of Closing against delivery to the Purchaser of a share certificate or certificates evidencing the Shares duly endorsed for transfer to the Purchaser;

(4)         Each member of Seller hereby consents to the sale of the Shares and shall take all such corporate action as may be required to transfer the Shares to the Purchaser as at the Time of Closing.

2.02	Closing

The sale and purchase of the Shares shall be completed at the Time of Closing at the offices of the Purchaser, Suite 102, 3565 King Road, King City, Ontario L7B 1M3.

Article 3 - REPRESENTATIONS AND WARRANTIES

3.01	Vendor’s Representations and Warranties

Each Vendor represents and warrants to the Purchaser, which representations and warranties shall survive Closing by one year, that:

(a)	the Seller is a corporation duly incorporated, organized and subsisting under the laws of Ontario as a private company as that term is defined in the Securities Act (Ontario) with the corporate power to own its assets and to carry on its business and has made all necessary filings under all applicable corporate, securities and taxation laws or any other laws to which the corporation is subject;

(b)	the Vendor is the sole, beneficial and registered owner of all of the Shares of the Seller free and clear of all liens, charges, encumbrances and any other rights of others;

(c)	there are no undisclosed outstanding orders, notices or similar requirements relating to Seller or any member thereof issued by any building, environmental, fire, health, labour or police authorities or from any other federal, provincial or municipal authority and there are no matters under discussion with any such authorities relating to orders, notices or similar requirements;

(d)	no dividends have been declared or paid on or in respect of the Shares and no other distribution on any of its securities or shares has been made by Seller or any member thereof since Representation Date and all dividends which to the date hereof have been declared or paid by Seller or any member thereof have been duly and validly declared or paid;

(e)	Seller and each member thereof does not have any undisclosed liability, obligation or commitment for the payment of income taxes, corporation taxes or any other taxes or duties of whatever nature or kind, or interest or penalties with respect thereto, except such as are disclosed in their Financial Statements, or such taxes or duties not yet due as have arisen since the Representation Date in the usual and ordinary course of business and for which adequate provision in the accounts of Seller or any member thereof has been made, and Seller or any member thereof is not in arrears with respect to any required withholdings or instalment payments of any tax or duty of any kind and has not filed any waiver for a taxation year of Seller or any member thereof under the Income Tax Act (Canada) or any other legislation imposing tax on Seller or any member thereof;

(f)	no member of Seller is a party to any contract or commitment outside the usual and ordinary course of business; and none is a party to or bound by any contract or commitment to pay any royalty, licence fee or management fee;

(g)	there are no actions, suits or proceedings (whether or not purportedly on behalf of Seller or any member thereof) pending or threatened against or materially adversely affecting, or which could materially adversely affect, Seller or any member thereof;

(h)	all trade marks, trade names, patents and copyrights, both domestic and foreign, related to, used in or required for the proper carrying on of Seller or any member thereof’s business are validly and beneficially owned by Seller or any member thereof with the sole and exclusive right to use the same and are in good standing and duly registered in all appropriate offices to preserve the right thereof and thereto, and none are beneficially owned directly or indirectly by either of the Vendors or related persons;

(i)	the conduct of Seller or any member thereof does not infringe upon the trade marks, trade names, patents or copyrights, domestic or foreign, of any other person; and

(j)	the Vendor is not a non-resident person within the meaning of section 116 of the Income Tax Act (Canada).

(k)	The covenants of the Vendor set forth in this Agreement shall survive the completion of the sale and purchase of the Shares herein provided for and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Purchaser in accordance with the terms thereof.

3.02	Purchaser’s Representations and Warranties

The Purchaser represents and warrants to the Vendor that:

(a)	the Purchaser is a corporation duly incorporated, organized and subsisting under the laws of the Province of Ontario; and,

(b)	the Purchaser has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions to be completed by the Purchaser contemplated hereby.

Article 4 - COVENANTS

4.01	Taxes

The Purchaser does not assume and shall not be liable for any taxes under the Income Tax Act (Canada) or any other taxes whatsoever which may be or become payable by the Vendor including, without limiting the generality of the foregoing, any taxes resulting from or arising as a consequence of the sale by the Vendor to the Purchaser of the Shares herein contemplated, and the Vendor shall indemnify and save harmless the Purchaser from and against all such taxes.

4.02	Covenants of the Vendor

(1)         The Vendor shall indemnify and save harmless the Purchaser, Seller or any member thereof and the officers and directors of Seller or any member thereof from and against all liabilities (whether accrued, actual, contingent or otherwise), claims and demands whatsoever including, without limiting the generality of the foregoing, liabilities, claims and demands for income, sales, excise or other taxes, of or in connection with Seller or any member thereof existing or incurred as at or subsequent to the Representation Date and up to the Closing Date which are not disclosed in the Financial Statements, have not arisen in the usual and ordinary course of Seller or any member thereof’s business since the Representation Date or have arisen in the usual and ordinary course of Seller or any member thereof’s business since the Representation Date but for which adequate provision in Seller or any member thereof’s accounts has not been made.

(2)         The Vendor shall ensure that the representations and warranties of the Vendor set out in Section 3.01 over which the Vendor has reasonable control are true and correct at the Time of Closing and that the conditions of closing for the benefit of the Purchaser set out in Section 5.01(1) over which the Vendor has reasonable control have been performed or complied with by the Time of Closing.

(3)         The Vendor shall indemnify and save harmless the Purchaser from and against all losses, damages or expenses directly or indirectly suffered by the Purchaser resulting from any breach of any covenant of the Vendor contained in this Agreement or from any inaccuracy or misrepresentation in any representation or warranty set forth in Section 3.01.

4.03	Covenants of the Purchaser

(1)         The Purchaser shall ensure that the representations and warranties of the Purchaser set out in Section 3.02 over which the Purchaser has reasonable control are true and correct at the Time of Closing and that the conditions of closing for the benefit of the Vendor set out in Section 5.02(1) over which the Purchaser has reasonable control have been performed or complied with by the Time of Closing.

(2)         The Purchaser shall indemnify and save harmless the Vendor from and against all losses, damages or expenses directly or indirectly suffered by the Vendor resulting from any breach of any covenant of the Purchaser contained in this Agreement or from any inaccuracy or misrepresentation in any representation or warranty set forth in Section 3.02.

Article 5 - CONDITIONS

5.01	Conditions for the Benefit of the Purchaser

(1)         The closing of the transactions contemplated herein is subject to the following conditions which are for the exclusive benefit of the Purchaser to be performed or complied with at or prior to the Time of Closing:

(a)	the representations and warranties of the Vendor set forth in Section 3.01 shall be true and correct at the Time of Closing with the same force and effect as if made at and as of such time;

(b)	the Vendor shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Vendor at or prior to the Time of Closing;

(c)	all directors and officers of Seller or any member thereof specified by the Purchaser shall resign;

(d)	the Vendor and all directors, officers of Seller or any member thereof shall release Seller or any member thereof from any and all possible claims against Seller or any member thereof arising from any act, matter or thing arising at or prior to the Time of Closing;

(2)         In case any term or covenant of the Vendor or condition to be performed or complied with for the benefit of the Purchaser at or prior to the Time of Closing shall not have been performed or complied with at or prior to the Time of Closing, the Purchaser may, without limiting any other right that the Purchaser may have, at its sole option, either:

(a)	rescind this Agreement by notice to the Vendor, and in such event the Purchaser shall be released from all obligations hereunder; or

(b)	waive compliance with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part;

and, if the Purchaser rescinds this Agreement pursuant to Section 5.01(2)(a) and the term, covenant or condition for which the Purchaser has rescinded this Agreement was one that the Vendor had covenanted, pursuant to Section 4.02(2), to ensure had been performed or complied with, the Vendor shall be liable to the Purchaser for any losses, damages or expenses incurred by the Purchaser as a result of such breach.

5.02	Conditions for the Benefit of the Vendor

(1)	The sale by the Vendor and the purchase by the Purchaser of the Shares is subject to the following conditions which are for the exclusive benefit of the Vendor to be performed or complied with at or prior to the Time of Closing:

(a)	the representations and warranties of the Purchaser set forth in Section 3.02 shall be true and correct at the Time of Closing with the same force and effect as if made at and as of such time;

(b)	the Purchaser shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Purchaser at or prior to the Time of Closing;

(c)	the Vendor shall be furnished with such certificates, affidavits or statutory declarations of the Purchaser or of officers of the Purchaser as the Vendor or the Vendor’s counsel may reasonably think necessary in order to establish that the terms, covenants and conditions contained in this Agreement to have been performed or complied with by the Purchaser at or prior to the Time of Closing have been performed and complied with and that the representations and warranties of the Purchaser herein given are true and correct at the Time of

(d)	employment contracts on terms reasonable in the industry, including the usual car allowances, benefits, non-competition and non-solicitation provisions, shall be reached as set out below:

Name	Office	Annual Salary	Term
Sam Sinisi	President Direct Reefer Services	$120,000	3 Year
Italo Sinisi	Vice President Direct Reefer Services	$100,000	3 Year

Article 6 - GENERAL

6.01	Further Assurances

Each of the Vendor and the Purchaser shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the Closing Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

6.02	Time of the Essence

Time shall be of the essence of this Agreement.

6.03	Commissions

The Vendor shall indemnify and save harmless the Purchaser from and against any claims whatsoever for any commission or other remuneration payable or alleged to be payable to any person in respect of the sale and purchase of the Shares, whether such person purports to act or have acted for the Vendor or the Purchaser in connection with the sale of the Shares.

6.04	Legal Fees

Each of the parties hereto shall pay their respective legal and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

6.05	Public Announcements

No public announcement or press release concerning the sale and purchase of the Shares shall be made by the Vendor or the Purchaser without the prior consent and joint approval of the Vendor and the Purchaser.

6.06	Benefit of the Agreement

This Agreement shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the parties hereto.

6.07	Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

6.08	Amendments and Waiver

No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

6.09	Assignment

This Agreement may not be assigned by the Vendor without the written consent of the Purchaser but may be assigned by the Purchaser without the consent of the Vendor to an affiliate of the Purchaser, provided that such affiliate enters into a written agreement with the Vendor to be bound by the provisions of this Agreement in all respects and to the same extent as the Purchaser is bound and provided that the Purchaser shall continue to be bound by all the obligations hereunder as if such assignment had not occurred and perform such obligations to the extent that such affiliate fails to do so.

6.10	Notices

Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by electronic means of communication addressed to the recipient as follows:

To the Vendor:

321 Orenda Road

Brampton, Ontario

L6T 1G8

Attention: Sam Sinisi and Italo Sinisi

To the Purchaser:

3565 King Road, Unit 102

King City, ON L7B 1M3
[Fax No.]: 905-833-9847
Attention: Carrie Weiler

or to such other address, individual or electronic communication number as may be designated by notice given by either party to the other. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the 5th Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such demand, notice or other communication shall not be mailed but shall be given by personal delivery or by electronic communication.

6.11	Independent Legal Advice

Each of the parties hereto acknowledges that he or she has obtained independent legal advice in connection with the negotiation and execution of this Agreement or, having been advised to do so, has declined to obtain independent legal advice, and further acknowledges and agrees that he has read, understands, and agrees to be bound by all of the terms and conditions contained herein.

6.12	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

6.13	Attornment

For the purpose of all legal proceedings this Agreement shall be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario shall have jurisdiction to entertain any action arising under this Agreement. The Vendor and the Purchaser each hereby attorns to the jurisdiction of the courts of the Province of Ontario.

IN WITNESS WHEREOF the parties have executed this Agreement SIGNED, SEALED AND DELIVERED

In the presence of:

/s/ Jason Williams	/s/ Sam Sinisi	May 20, 2014
Witness	SAM SINISI

/s/ Jason Williams	/s/ Itlao Sinisi	May 20, 2014
Witness	ITALO SINISI

/s/ Jason Williams	/s/ Sam Sinisi	May 20, 2014
Witness	DIRECT REEFER SERVICES INC.
I have authority to bind the corporation

/s/ Jason Williams	/s/ John G. Simmonds	May 20, 2014
Witness	BLVD HOLDINGS, INC.
John Simmonds, CEO
I have authority to bind the corporation